EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-43766
(To Prospectus dated January 29, 2002)



                         [SOFTWARE HOLDRS LOGO OMITTED]



                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                            Name of Company(1)                         Ticker        Amounts    Trading Market
           ---------------------------------------------------        ------        -------    --------------
           Adobe Systems Incorporated                                  ADBE            6           NASDAQ
           BMC Software, Inc.                                          BMC             7            NYSE
           Check Point Software Technologies Ltd.                      CHKP            6           NASDAQ
           Computer Associates International, Inc.                      CA            17            NYSE
           Intuit Inc.                                                 INTU            6           NASDAQ
           i2 Technologies, Inc.                                       ITWO           10           NASDAQ
           Macromedia, Inc.                                            MACR            1           NASDAQ
           Mercury Interactive Corporation                             MERQ            2           NASDAQ
           Micromuse Inc.                                              MUSE            2           NASDAQ
           Microsoft Corporation (2)                                   MSFT           30           NASDAQ
           Nuance Communications, Inc.                                 NUAN            1           NASDAQ
           Openwave Systems Inc.                                       OPWV            2           NASDAQ
           Oracle Corporation                                          ORCL           24           NASDAQ
           Peoplesoft, Inc.                                            PSFT            8           NASDAQ
           SAP AG-preference shares *                                  SAP            16            NYSE
           Sapient Corporation                                         SAPE            3           NASDAQ
           Siebel Systems, Inc.                                        SEBL            8           NASDAQ
           TIBCO Software Inc.                                         TIBX            5           NASDAQ
           Veritas Software Corporation                                VRTS            7           NASDAQ

           --------------------------------------
           *The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

           (1) As a result of the acquisition by International Business Machines Corp. of Rational Software Corp., Rational Software Corp. is no longer included in the Software HOLDRS. For the 5 shares of Rational Software Corp. previously represented in each round lot of 100 Software HOLDRS, the Bank of New York received $52.50, which was distributed at a rate of $0.51775 ($0.525 less a $0.007250 custody fee) per each Software HOLDR to holders of record on February 28, 2003.

           (2) Microsoft Corporation announced a two-for-one stock split on its common stock payable to shareholders of record on January 27, 2003. Microsoft Corporation began trading on a split-adjusted basis on February 18, 2003. As of February 21, 2003, the share amount of Microsoft Corporation represented by a round lot of 100 Software HOLDRS increased to 30 shares from 15 shares.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.